EXHIBIT 21

                Subsidiaries of American HealthChoice, Inc.


                    Subsidiary                          Clinic
                    ----------                          ------
 1. AHC Chiropractic Clinics, Inc.,            Bandera, Wurzbach, San Pedro,
    a Texas corporation                        Corpus Christi, San Benito,
                                               Laredo & Katy Chiropractic

    AHC Physicians Corporation, Inc., a        San Pedro & Southcross medical
    Texas corporation

    AHC Physicians Corporation, Inc., a        Inactive
    Georgia corporation

    Total Medical Diagnostics, Inc., a         Inactive
    Delaware corporation

    Nationwide Sports and Injury, Inc., a      Inactive
    Texas corporation

    New Orleans East Chiropractic Clinics,     Inactive
    Inc., a Louisiana corporation

    AHC Clinic Management, L.L.C., a Texas     Inactive
    limited liability company

    RehabCo, Inc., a Texas corporation         Equipment sales and rental

    American HealthChoice, Inc., a Texas       Corporate office
    corporation

    Diagnostic Services, Inc., a Texas         Inactive
    corporation

    Katy Sports Injury and Rehab,              Inactive
    Incorporated, a Texas corporation

    Pacific Chiropractic (San Pedro),          Inactive
    Incorporated, d/b/a United Chiropractic
    Clinic, a Texas corporation

    Apple Chiropractic Clinic of Wurzbach,     Inactive
    Incorporated, a Texas corporation

    Valley Family Health Center, L.L.C., a     Inactive
    Texas limited liability company